Exhibit 21-A

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                                   STATE OF
NAME OF SUBSIDIARY                          BUSINESS            ORGANIZATION
------------------                          --------            ------------


JCP&L PREFERRED CAPITAL, INC.        SPECIAL-PURPOSE FINANCE     DELAWARE
  JCP&L CAPITAL, L.P.                SPECIAL-PURPOSE FINANCE     DELAWARE

JCP&L TRANSITION HOLDINGS, INC.      SPECIAL-PURPOSE FINANCE     DELAWARE
  JCP&L TRANSITION, INC.             SPECIAL-PURPOSE FINANCE     DELAWARE
  JCP&L TRANSITION FUNDING LLC       SPECIAL-PURPOSE FINANCE     DELAWARE



Note: JCP&L, along with its affiliates Met-Ed and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.